Exhibit 4



          THESE WARRANTS, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR
          OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED IN ACCORDANCE WITH SAID ACT, OR IT IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                 Void after 5:00 p.m., New York, New York Time,
                                 on May 13, 2001



                          WARRANTS FOR THE PURCHASE OF

             26,435 SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE

                                       OF

                          BARRINGER LABORATORIES, INC.




                  This Is To Certify That,  FOR VALUE  RECEIVED,  Mr. J. Francis
Lavelle, or his successors and permitted assigns ("Holder"), is entitled to purchase, subject to the provisions of these Warrants, from Barringer Laboratories, Inc., a Delaware corporation ("Company"), Twenty Six Thousand Four Hundred Thirty Five (26,435) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"), at One Dollar and Six Cents ($1.06) per share, at any time or from time to time during the period from May 13, 1996 to May 13, 2001, but not later than 5:00 p.m., New York, New York time on May 13, 2001. The number of shares of Common Stock which the Holder is entitled to purchase upon the exercise of each Warrant and the exercise price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price for one (1) Warrant Share in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

                  1.       EXERCISE OF WARRANTS.

                  a. These Warrants may be exercised in whole or in part at any time or from time to time on or after May 13, 1996 and until May 13, 2001. If these Warrants shall be exercised on any day on which banking institutions in the State of New York are authorized or required by law to close, then these Warrants shall be deemed exercised on the next succeeding day which shall not be such a day. These Warrants may be exercised by presentation and surrender hereof to the Company at its principal office (or to the stock transfer agent, if any, of the Company at its office), with the Purchase Form annexed hereto duly executed and accompanied by payment of the aggregate Exercise Price for the number of Warrant Shares specified in such Purchase Form. The aggregate Exercise Price for such Warrant Shares may be tendered to the Company in cash, by certified check or bank draft, by conversion of any indebtedness outstanding at such time of the Company to the Holder, if the Common Stock is then publicly traded, in Warrants (valued for this purpose at their fair market value determined as provided in subparagraph (b) below), or by any combination thereof. Any request for exercise must be accompanied by such investment representations as are reasonably requested by the Company. As soon as practicable after each such exercise of a Warrant, but not later than 30 days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, in such denomination or denominations and registered in such name or names as the Holder shall have specified in the Purchase Form; provided, that if a certificate or certificates for Warrant Shares are to be registered in a name or names other than the name of the Holder, and the transfer of such Warrant Shares is not made pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the Holder shall deliver to the Company a legal opinion reasonably satisfactory to the Company to the effect that such transfer is not required to be registered under the Securities Act. If these Warrants should be exercised in part only, the Company shall, upon surrender of these Warrants for cancellation, execute and deliver new Warrants substantially in the form hereof evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares covered by these Warrants. Upon receipt by the Company of these Warrants at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder or its designee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder or its designee.

                       b. Payment for the Exercise Price tendered in Warrants under subparagraph (a) above shall be by presentation and surrender of such Warrants, and the Warrants so delivered shall be valued at an amount equal to the product of (x) the number of Warrant Shares deliverable upon exercise of such Warrants and (y) the excess, if any, of (i) the average of the closing price of the Common Stock on the principal exchange on which the Common Stock is traded for the trading days (during which the Common Stock actually traded) during the 90-day period preceding the date of exercise or, if the Common Stock is not traded on an exchange, the average closing price of the Common Stock in the over-the-counter market for the trading days (during which the Common Stock actually traded) during the 90-day period preceding the date of exercise over
(ii) the Exercise Price.

                  2. RESERVATION OF SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance and/or delivery upon exercise of these Warrants, such number of shares of its duly authorized and unissued Common Stock, as shall be required for issuance and delivery of Warrant Shares upon exercise in full of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges.

                  3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of these Warrants. In lieu of issuing a fraction of a share, the number of Warrant Shares to be received upon any exercise shall be rounded up to the next whole share.

                  4. ASSIGNMENT OR LOSS OF WARRANT. These Warrants are not assignable without the prior written consent of the Company, except that the Holder may assign these Warrants, in whole or in part, to any affiliate of the Holder without the consent of the Company. Further, any assignee of such Warrants (except for affiliates of the Holder) shall provide the Company with such investment representations as the Company may reasonably request and the Holder shall provide the Company with a legal opinion reasonably satisfactory to the Company that such transfer may be effected without registration under the Securities Act. Subject to the Company's consent and receipt of the foregoing (if required), upon surrender of these Warrants to the Company at its principal office or at the office of its stock transfer agent, if any, with an Assignment Form reasonably acceptable to the Company duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge to the assignor or the assignee, execute and deliver a new Warrant or Warrants of like tenor as these Warrants in the name or names of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and these Warrants shall promptly be canceled. If less than all of these Warrants are being assigned, new Warrants of like tenor as these Warrants shall be issued and delivered to the Holder hereof for the portion of these Warrants not being assigned.

                  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company will execute and deliver new Warrants of like tenor and date exercisable for an equivalent number of shares of Common Stock.

                  5. RIGHTS OF THE HOLDER. The Holder shall not by virtue hereof be entitled to any rights as a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed or incorporated in these Warrants and are not enforceable against the Company except to the extent set forth or incorporated herein.

                  6. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                       a. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be adjusted, effective immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before giving effect to such dividend, distribution, subdivision, combination or reclassification, and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such dividend, distribution, subdivision, combination or reclassification.

                       b. Whenever the Exercise Price payable upon exercise of a Warrant is adjusted pursuant to subparagraph (a) above, the number of Warrant Shares purchasable upon exercise of a Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares purchasable immediately prior to any adjustment by the Exercise Price in effect immediately prior to any adjustment and dividing the product so obtained by the Exercise Price as adjusted.

                       c. The  provisions of this paragraph 6 shall not apply to
(i) the issue, sale, distribution or grant of any shares of Common Stock, any rights, warrants or options to subscribe for or purchase shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock to officers, directors or employees of the Company pursuant to a compensation plan that currently exists and has been, or in the future may exist and will be, approved by the stockholders of the Company or (ii) the issuance of shares of Common Stock to officers, directors or employees of the Company upon any exercise of rights, warrants or options, or any conversion or exchange of convertible or exchangeable securities, described in clause (i) above. No adjustment to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this subparagraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment made under this paragraph 6. All calculations under this paragraph 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this paragraph 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to reduce the Exercise Price, in addition to those required reductions by this paragraph 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

                       d. Whenever the Exercise Price is adjusted as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise of a Warrant to be mailed to the Holder, at its last address appearing in the Warrant Register (as hereinafter defined), and shall cause a certified copy thereof to be mailed to the Company's stock transfer agent, if any. The Company may retain a firm of nationally recognized independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this paragraph 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                       e. In the event that at any time, as a result of an adjustment made pursuant to subparagraph (a) above, the Holder of a Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of a Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraph (a).

                       f. Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Shares purchasable upon exercise of a Warrant, Warrants issued in substitution or replacement of these Warrants may continue to express the same Exercise Price and number and kind of Warrant Shares as are stated in such substituted or replaced Warrants.

                       g. As a condition precedent to the taking of any action which would require an adjustment pursuant to this paragraph 6, the Company shall take any action which may be necessary in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Warrant Shares which the Holder of these Warrants is entitled to receive upon the exercise thereof.

                       h. In case of any consolidation or merger to which the Company is a party, other than a consolidation or merger in which the Company is a continuing corporation and which does not result in any reclassification or conversion of, or change in, the outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a "Capital Reorganization") the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter by exercising these Warrants at any time prior to their expiration, to receive (in lieu of the number of shares of Common Stock theretofore deliverable) cash in an amount per share of Common Stock equal to the excess, if any, of (x) the fair market value per share of Common Stock of the consideration received in the Capital Reorganization over (y) the Exercise Price.

                  7.   REGISTRATION RIGHTS

                       a. Upon a written request to register some or all of the Warrant Shares issued or issuable upon exercise of these Warrants pursuant to the Securities Act from the holders thereof, the Company will use its best efforts to register such Warrant Shares for resale by the holder thereof on Form S-3 or any other registration form then available ("S-3 Registration"). The Company hereby agrees to use its best efforts to continue to qualify for the use of Form S-3.

                       b. Each time the Company shall determine or be required to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed public offering of equity securities of the Company, the Company will give written notice thereof to the holders of the Warrant Shares. Upon the written request of any holder given within 20 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all Warrant Shares for which such holder has so requested registration, to be included in such registration statement, provided that nothing herein shall prevent the Company from, at any time, withdrawing, abandoning or delaying any registration that is not required under (a) above, and provided further, that the rights of any holder under this subsection shall not extend (i) to registrations on Form S-8, on Form S-4 or on any other Form which would not permit by its terms inclusion of the Warrant Shares, and (ii) to any offering initiated by the Company for its own account if the Company determines in good faith, upon consultation with its underwriter, that the inclusion of the Warrant Shares would adversely affect the success of such offering. If any registration pursuant to this subsection shall be underwritten, in whole or in part, the Company may require that the Warrant Shares requested for inclusion pursuant to this subsection be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment evidenced in writing of the underwriter of such public offering only a limited number of Warrant Shares should be included in such public offering, or no such Warrant Shares should be included, the holders of the Warrant Shares, and all other security holders with contractual registration rights, shall be limited to registering such proportion of their respective shares as shall equal the proportion that the number of shares of selling security holders permitted to be registered by the underwriter in such offering bears to the total number of all shares then held by all selling security holders desiring to participate in such offering.

                       c. If and whenever one or more holders of these Warrants and any Warrant Shares have requested pursuant to the provisions of subparagraph
(a) or (b) above that the Company effect the registration of all of the Warrant Shares under the Securities Act, the Company will:

                            (1)  prepare  and file with the SEC at the  earliest
practicable date the appropriate registration statement with respect to such Warrant Shares and use all reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to remain effective for such period as may be reasonably necessary to effect the sale of the Warrant Shares, but in any event no longer than two years from the date of issuance of the Warrant Shares;

                            (2)  prepare  and file with the SEC such  amendments
and supplements to such registration statement and to the prospectus contained therein as may be reasonably necessary to keep such registration statement effective for such period set forth in subparagraph (1) above, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                            (3) use all  reasonable  efforts to (i)  register or
qualify  the  Warrant  Shares,   concurrently  with  the  effectiveness  of  the
registration statement, under the Blue Sky or securities laws of any jurisdiction such holder thereof reasonably requests, and (ii) do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Warrant Shares in compliance with such laws; provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any jurisdiction in which it is not otherwise so subject or (z) file any general consent to service of process in any such jurisdiction;

                            (4) furnish to the holders who  participate  in such
registration such number of copies of the registration statement, each amendment and supplement thereto, the preliminary prospectus, the final prospectus and such other documents as such holders may reasonably request in order to facilitate the public offering of such Warrant Shares;

                            (5)  notify  the  holders  who  participate  in such
registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                            (6) notify  any seller or sellers of Warrant  Shares
covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading and at the request of such seller or sellers, prepare and furnish to such seller or sellers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading; and

                            (7) at the  request  of any  holder or  holders  who
participate in such registration, on the date that the registration statement with respect to such Warrant Shares becomes effective, (i) an opinion, dated such date, of counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the holder or holders making such request; and (ii) a letter dated such date, from a firm of nationally recognized independent certified public accountants which represents the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the holder or holders making such request.

                       d. Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to use its best efforts to have more than two registration statements declared effective under the Securities Act pursuant to these Warrants. Furthermore, the Company shall not be obligated to file any registration statements prior to May 13, 1997.

                       e. With respect to a registration hereunder, the Company shall bear all of the following fees, costs and expenses (collectively "Registration Expenses"): all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel for the Company and all independent accountants for the Company, underwriters (excluding discounts and commissions) and other persons retained by the Company, messenger and delivery fees, transfer agent and registrar fees and expenses, and the expenses and fees for any listing of the securities to be registered on each securities exchange (or NASDAQ) on which similar securities issued by the Company are then listed; and expenses and fees incurred in connection with registration or qualification of the Warrant Shares under Blue Sky or securities laws of the jurisdictions specified by the holders thereof pursuant to subparagraph (c)(3) above.

                       f. (1) The Company will indemnify and hold harmless each holder of Warrant Shares participating in a registration pursuant to these provisions, and each broker or any other person acting on behalf of such holder and each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, from and against any and all loss, claim, damage, liability, cost or expense to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by, are based upon, or arise out of any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or any document furnished or prepared by the Company incident to the registration or qualification of the Warrant Shares pursuant to this paragraph

7 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or Blue Sky laws applicable to the Company or relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or Blue Sky laws; and shall reimburse such holder, such broker or other person acting on behalf of such holder and each controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with written information furnished by such holder, such broker, such other person acting on behalf of such holder or such controlling person specifically for use in the preparation of such documents.

                            (2)  Each  holder  participating  in a  registration
hereunder will indemnify and hold harmless the Company, and its officers, directors and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all loss, claim, damage, liability, cost or expense to which the Company or such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or any document furnished or prepared by the Company incident to the registration or qualification of the Warrant Shares pursuant to this paragraph 7 or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation of such documents.

                            (3) Each party  entitled  to  indemnification  under
this subparagraph (f) (the "Indemnified Party") shall give notice to the party that allegedly is obligated hereunder to indemnify the Indemnified Party (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel


                                      -10
for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party); and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this subparagraph (f). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                       g. Notwithstanding anything to the contrary contained herein, the holders of Warrant Shares shall have no registration rights hereunder with respect to any proposed sale of Warrant Shares if an exemption from registration pursuant to Rule 144 promulgated under the Securities Act is available for the offer and sale of all of the Warrant Shares proposed to be sold.

                  8. CONDITION PRECEDENT. This Warrant is subject to the condition precedent that Nassau and/or Green Field Capital Management, Inc. and/or its designees purchase, in total, ten percent (approximately 165,000 shares) or more of the outstanding shares of the Company within 30 days of the date of this Warrant. If this condition precedent shall fail, then this Warrant shall be void ab initio and of no force or effect.

                  9. MISCELLANEOUS

                  a. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or cable communication) and shall become effective (i) when personally delivered on a business day during normal business hours at the place of receipt to the party to be given such notice, (ii) on the third business day following the day when deposited, if mailed by certified or registered mail with return receipt requested and postage thereon fully prepaid, (iii) on the business day following the day when deposited if sent by overnight courier, fully prepaid, or (iv) on the business day such notice shall have been sent by telex, telegram, telecopier, cable or similar electronic device, fully prepaid. The addresses for such notice shall be:

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


                  if to the Company, to:

                                    Barringer Laboratories, Inc.
                                    15000 West 6th Avenue, Suite 300
                                    Golden, CO 80401-5047
                                    Attention:  Mr. Robert H. Walker
                                                       President and CEO
or

                  if to the Holder, to:

                                    Mr. J. Francis Lavelle
                                    c/o The Nassau Group, Inc.
                                    18 Kings Highway
                                    Westport, Connecticut 06880
                                    Attention:  Mr. J. Francis Lavelle

or at such other address as any of the foregoing parties shall from time to time designate in writing to the other party in accordance herewith.

                  b. No failure or delay of the Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof, or any abandonment or discontinuance of steps to enforce such a right, power or privilege, preclude any other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of these Warrants may be amended, modified or waived if, but only if, such amendment, modification or waiver is in writing and is signed by the Holders of a majority of the Warrants outstanding; provided, that no amendment, modification or waiver may change the Exercise Price or the number of Warrant Shares subject to purchase upon exercise of each Warrant (including without limitation any adjustments or any provisions with respect to adjustments or the manner of exercise) without the consent in writing of all of the Holders of the Warrants outstanding.

                  c. All covenants, agreements and provisions of these Warrants by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

                  d. THESE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, Barringer Laboratories, Inc. has caused this Warrant to be manually executed by its duly authorized President and attested by its duly authorized Secretary.


                  BARRINGER LABORATORIES, INC.



              By: /s/ Robert H. Walker
                  _______________________________
                  Robert H. Walker
                  President and CEO


Dated:  May 13, 1996

Attest:


/s/ Charles E. Ramsay
_______________________________________
Charles E. Ramsay
Assistant Secretary

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


                                  PURCHASE FORM


                                                     Dated: ______________, ____


                  The undersigned hereby irrevocably elects to exercise the within Warrants to the extent of purchasing _____ Warrant Shares and hereby tenders payment of the aggregate Exercise Price therefor by the following means:
_________________________________________.  Any cash payments to be made in lieu of issuing fractional shares should be payable to the order of the undersigned and delivered at the indicated address.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK


Name____________________________________________________________________________
                  (Please typewrite or print in block letters)


Address ________________________________________________________________________


                  Signature __________________________________________

                  Address ____________________________________________

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